Exhibit 99

[LOGO] MARINE PRODUCTS
       CORPORATION

    Marine Products Corporation Reports 2005 First Quarter Financial Results

o     Net sales for the quarter increased 17.4 percent over prior year

o Diluted earnings per share for the quarter increased 21.4 percent over prior year

ATLANTA, April 27, 2005 - Marine Products Corporation (AMEX: MPX) announced its unaudited results for the quarter ended March 31, 2005. Marine Products Corporation is a leading manufacturer of fiberglass boats under two brand names: sterndrive and inboard pleasure boats by Chaparral, including SSi Sportboats, Sunesta Deckboats, and Signature Cruisers, and outboard sport fishing boats by Robalo.

For the quarter ended March 31, 2005, Marine Products generated net sales of $72,586,000, a 17.4 percent increase compared to $61,830,000 in the first quarter of last year. The increase in net sales was primarily due to an 11.2 percent increase in the number of boats sold, a 5.9 percent increase in the average selling price per boat, and an increase in parts and accessories sales. The increase in unit sales was highlighted by increases in the sales of Robalo sport fishing boats and Sunesta deckboats. The increase in average selling price was primarily due to sales of larger SSi Sportboats and Signature Cruisers. Gross profit for the quarter was $18,948,000, or 26.1 percent of net sales, compared to $15,723,000, or 25.4 percent of net sales, in the prior year. The increase in gross profit as a percent of sales was the result of efficiencies from higher production volumes and a favorable model mix.

Operating income for the quarter was $10,101,000, a 17.9 percent increase compared to the first quarter last year due to higher gross profit, partially offset by higher selling, general and administrative expenses. Operating income was 13.9 percent of net sales for the quarter, the same as in the prior year. Selling, general and administrative expenses increased primarily due to the variable nature of many of these costs. The increase was primarily due to an increase in incentive compensation and sales commissions, which resulted from the higher gross margin as a percentage of net sales and higher operating profit. In addition, expenses associated with public company compliance increased.

Net income for the quarter ended March 31, 2005 was $6,817,000, a 20.7 percent increase compared to $5,646,000 in the prior year. Net income increased due to higher operating income and increased interest income compared to the prior year. Diluted earnings per share for the quarter were $0.17, representing a 21.4 percent increase compared to $0.14 diluted earnings per share in the prior year.

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1st Quarter 2005 Press Release


Richard A. Hubbell, Marine Products' Chief Executive Officer stated, "The first quarter sales continued to reflect strong demand for our products. All of our lines sold well this quarter, and our overall model mix improved average selling prices as well. The winter boat show season was strong for pleasure boat manufacturers such as Marine Products Corporation, so we are continuing with high production levels that will meet demand through the remainder of the retail selling season.

Hubbell continued, "In the first quarter of 2005 we increased our production and realized efficiencies in our operations, which yielded strong sales and a higher gross margin as a percentage of net sales than in the fourth quarter of 2004 and the same period last year. At the end of the quarter, our unit backlog was lower than at this time last year due to higher production levels in the last several months compared to one year ago, and our dealer inventories were higher to support retail sales. While we are comfortable with these levels due to the strong boat show season this year, we are closely monitoring these key indicators as well as macroeconomic indicators such as consumer confidence and interest rates."

Marine Products Corporation (AMEX: MPX) designs, manufactures and distributes premium-branded Chaparral sterndrive and inboard pleasure boats and Robalo sport fishing boats, and continues to diversify its product line through product innovation and strategic acquisition. With premium brands, a solid capital structure, and a strong independent dealer network, Marine Products Corporation is prepared to capitalize on opportunities to strategically increase its market share and to generate superior financial performance to build long-term shareholder value. For more information on Marine Products Corporation visit our website at www.marineproductscorp.com.

Certain statements and information included in this press release constitute "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding our ability to meet dealer demand for the remainder of the selling season, our ability to design innovative products and make strategic acquisitions, and our beliefs regarding the appropriate levels of backlog and dealer inventory and continued strong demand and the outlook for the remainder of the year. These statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of Marine Products Corporation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. These risks include possible decreases in the level of consumer confidence impacting discretionary spending, business interruptions due to adverse weather conditions, increased interest rates, changes in consumer preferences, deterioration in the quality of Marine Products' network of independent boat dealers or availability of financing of their

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1st Quarter 2005 Press Release


inventory, our ability to insulate our financial results against increasing commodity prices, the impact of rising gasoline prices on consumer demand for our products, and competition from other boat manufacturers and dealers. Additional discussion of factors that could cause the actual results to differ materially from management's projections, forecasts, estimates and expectations is contained in Marine Products' Form 10-K, filed with the Securities and Exchange Commission for the year ending December 31, 2004.

For information about Marine Products Corporation, please contact:

BEN M. PALMER
Chief Financial Officer
404.321.7910
irdept@marineproductscorp.com

JIM LANDERS
Corporate Finance
404.321.2162
jlanders@marineproductscorp.com

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1st Quarter 2005 Press Release


MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

------------------------------------------------------------------------------------------------------------------------------------
CONSOLIDATED STATEMENTS OF INCOME  (In thousands except per share data)
------------------------------------------------------------------------------------------------------------------------------------
Periods ended March 31, (Unaudited)                                                          First Quarter
------------------------------------------------------------------------------------------------------------------------------------
                                                                                                                             BETTER
                                                                                       2005               2004               (WORSE)
------------------------------------------------------------------------------------------------------------------------------------
Net Sales                                                                            $72,586             $61,830              17.4%

Cost of Goods Sold                                                                    53,638              46,107             (16.3)
------------------------------------------------------------------------------------------------------------------------------------
Gross Profit                                                                          18,948              15,723              20.5

Selling, General and Administrative Expenses                                           8,847               7,159             (23.6)
------------------------------------------------------------------------------------------------------------------------------------
Operating Income                                                                      10,101               8,564              17.9

Interest Income                                                                          291                 122             138.5
------------------------------------------------------------------------------------------------------------------------------------
Income Before Income Taxes                                                            10,392               8,686              19.6

Income Tax Provision                                                                   3,575               3,040             (17.6)
------------------------------------------------------------------------------------------------------------------------------------
NET INCOME                                                                           $ 6,817             $ 5,646              20.7%
====================================================================================================================================

EARNINGS PER SHARE
   Basic                                                                             $  0.18             $  0.15              20.0%
                                                                                     ===============================================
   Diluted                                                                           $  0.17             $  0.14              21.4%
                                                                                     ===============================================

AVERAGE SHARES OUTSTANDING
   Basic                                                                              38,602              38,240
                                                                                     ============================
   Diluted                                                                            40,930              40,659
                                                                                     ============================


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1st Quarter 2005 Press Release


MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONSOLIDATED BALANCE SHEETS
--------------------------------------------------------------------------------
At March 31, (Unaudited)                                    (in thousands)
--------------------------------------------------------------------------------
                                                          2005           2004
--------------------------------------------------------------------------------
ASSETS
Cash and cash equivalents                              $  49,161      $  32,933
Marketable securities                                      2,686          3,735
Accounts receivable, net                                   4,588          8,045
Inventories                                               29,189         19,678
Income taxes receivable                                      275             --
Deferred income taxes                                      3,169          2,519
Prepaid expenses and other current assets                  1,816          1,264
--------------------------------------------------------------------------------
  Total current assets                                    90,884         68,174
--------------------------------------------------------------------------------
Property, plant and equipment, net                        17,968         18,197
Goodwill and other intangibles, net                        3,768          3,808
Marketable securities                                      5,911          5,433
Other assets                                               3,359          2,024
--------------------------------------------------------------------------------
  Total assets                                         $ 121,890      $  97,636
================================================================================

LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable                                       $  10,038      $   6,883
Other accrued expenses                                    13,151         11,426
--------------------------------------------------------------------------------
  Total current liabilities                               23,189         18,309
Pension liabilities                                        3,424          2,023
Deferred income taxes                                        745          1,091
Other long-term liabilities                                1,709          1,579
--------------------------------------------------------------------------------
  Total liabilities                                       29,067         23,002
--------------------------------------------------------------------------------
Common stock                                               3,920          3,869
Capital in excess of par value                            36,722         34,421
Retained earnings                                         57,317         37,023
Accumulated other comprehensive loss                        (939)          (476)
Deferred compensation                                     (4,197)          (203)
--------------------------------------------------------------------------------
  Total stockholders' equity                              92,823         74,634
--------------------------------------------------------------------------------
  Total liabilities and stockholders' equity           $ 121,890      $  97,636
================================================================================

Certain prior year balances have been reclassified to conform with current year presentation.



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MARINE PRODUCTS CORPORATION AND SUBSIDIARIES

--------------------------------------------------------------------------------
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
--------------------------------------------------------------------------------
THREE MONTHS ENDED MARCH 31, (Unaudited)                   (in thousands)
--------------------------------------------------------------------------------
                                                         2005            2004
--------------------------------------------------------------------------------

Operating Activities:
  Net income                                           $  6,817        $  5,646
  Depreciation, amortization and
    other non-cash charges                                  735             589
  Other net changes in operating
    activities                                           (1,027)          4,299
--------------------------------------------------------------------------------
    Net cash provided by operating
      activities                                          6,525          10,534
--------------------------------------------------------------------------------

Investing Activities:
  Capital expenditures                                     (163)           (989)
  Other investing activities                             (2,319)         (1,819)
--------------------------------------------------------------------------------
    Net cash used for investing
      activities                                         (2,482)         (2,808)
--------------------------------------------------------------------------------

Financing Activities:
  Payment of dividends                                   (1,541)         (1,032)
  Cash paid for common stock
    purchased and retired                                   (45)           (169)
  Other financing activities                                 89             164
--------------------------------------------------------------------------------
    Net cash used for financing
      activities                                         (1,497)         (1,037)
--------------------------------------------------------------------------------

Net increase in cash and cash
  equivalents                                             2,546           6,689
Cash and cash equivalents at
  beginning of period                                    46,615          26,244
--------------------------------------------------------------------------------
Cash and cash equivalents at
  end of period                                        $ 49,161        $ 32,933
================================================================================